AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 29, 2001

                          REGISTRATION NO.: 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------


                            FRONT PORCH DIGITAL INC.
             (Exact Name of Registrant as Specified in its Charter)

                NEVADA                                   86-0793960
    (State or Other Jurisdiction of                   (I.R.S. Employer
      Incorporation or Organization)                 Identification No.)

   1810 CHAPEL AVE. WEST, SUITE 130
            CHERRY HILL, NJ                                 80301
(Address of Principal Executive Offices)                  (Zip Code)


                           2000 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                  JEAN REICZYK
                             CHIEF EXECUTIVE OFFICER
                            FRONT PORCH DIGITAL INC.
                        1810 CHAPEL AVE. WEST, SUITE 130
                                 CHERRY HILL, NJ
                     (Name and Address of Agent for Service)

                                 (856) 663-3500
          (Telephone Number, Including Area Code, of Agent for Service)

                                    COPY TO:

                              ERIC M. HELLIGE, ESQ.
                        PRYOR CASHMAN SHERMAN & FLYNN LLP
                                 410 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 421-4100

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                      Proposed         Proposed
                                                                      Maximum          Maximum
                                                                      Offering        Aggregate
          Title of Each Class of                  Amount to          Price Per         Offering          Amount of
        Securities to be Registered             be Registered*        Share**           Price         Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value............       150,000 Shares         $1.19           $178,500             $45

========================================================================================================================

----------------

 *   All the securities registered hereby are issuable under the Plan.

** Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act of 1933, upon the basis of the closing price per share of the Registrant's common stock as reported on the Over the Counter Bulletin Board on October 25, 2001.

                                     PART I

                  INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

ITEM 1.    PLAN INFORMATION.*


ITEM 2.    REGISTRATION INFORMATION AND 2000 EQUITY INCENTIVE PLAN INFORMATION.*

         * The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents, and all documents subsequently filed by Front Porch Digital Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

(1) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

(2) the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2001; and

(3) the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2001; and

(4) the description of the Company's common stock contained in the Company's Registration Statement on Form 8-A, dated May 25, 2001, including any amendment or report filed for the purpose of updating such information.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 78.751 of the Nevada Revised Statutes (the "Nevada Law") permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, in an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless a court of competent jurisdiction determines that in view of all the circumstances of the case, indemnification would be appropriate. The indemnification provisions of the Nevada Law expressly do not exclude any other rights a person may have to indemnification under any bylaw, among other things.

           Article X of the Company's Articles of Incorporation state that it may indemnify each director and executive officer of the Company with respect to actions taken or not taken by said directors or executive officers in the course of their duties for the Company to the fullest extent permitted by law. The specific terms of any such indemnification shall be provided in the bylaws of the Company.

           Article VIII of the Company's bylaws provide for the indemnification of any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that he or his testator or intestate is or was a director, officer or employee of the Company, or of any company which he, the testator, or intestate served as such at the request of the Company, shall be indemnified by the Company against expenses reasonably incurred by him or imposed on him in connection with or resulting from the defense of such action, suit or proceeding and in connection with or resulting from any appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer, director, or employee was liable to the Company, or to such other corporation, for negligence or misconduct in the performance of his duty.

           Article VIII of the Company's bylaws further provides that a judgment of conviction shall not of itself be deemed an adjudication that such director, officer or employee is liable to the Company, or such other corporation, for negligence or misconduct in the performance of his duties. Determination of the rights of such indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to procedure set forth in the bylaws. Any determination that a payment by way of indemnity should be made will be binding upon the Company. Such right of indemnification shall not be exclusive of any other right which such directors, officers, and employees of the Company may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under Article VIII. The provisions of Article VIII shall apply to any member of any committee appointed by the Board of Directors as fully as though each person had been a director, officer or employee of the Company.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

           The Company maintains directors and officers insurance which, subject to certain exclusions, insures the directors and officers of the Company against certain losses which arise out of any neglect or breach of duty (including, but not limited to, any error, misstatement, act, or omission) by the directors or officers in the discharge of their duties, and insures the Company against amounts which it has paid or may become obligated to pay as indemnification to its directors and/or officers to cover such losses.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable

ITEM 8.    EXHIBITS.

EXHIBIT
NO.           DESCRIPTION

4.1           Specimen Stock Certificate (incorporated by reference to Exhibit
              3.7 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 25, 2001, including any amendment or report filed for the purpose of updating such information).

5.1 Opinion of Pryor Cashman Sherman & Flynn LLP (regarding validity of common stock being registered).

10.1 Front Porch Digital Inc. 2000 Equity Incentive Plan. (incorporated by reference to Exhibit 10.9 in the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission on April 2, 2001, including any amendment or report filed for the purpose of updating such information).

23.1 Consent of Pryor Cashman Sherman & Flynn LLP (included in its opinion filed as Exhibit 5.1).

23.2          Consent of Ernst & Young LLP.


ITEM 9.    UNDERTAKINGS.

           The undersigned registrant hereby undertakes:

           (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Cherry Hill, New Jersey on this 29th day of October 2001.

                                         FRONT PORCH DIGITAL INC.

                                         By: /s/  JEAN REICZYK
                                             ---------------------------------
                                             Name: Jean Reiczyk
                                             Title: Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jean Reiczyk or Timothy Petry or any one of them, his or her attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement or a registration statement prepared in accordance with Rule 462 of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection herewith or in connection with the registration of the offered securities under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE                                       TITLE                                  DATE

                                         Chairman, Chief Executive Officer (principal        October 29, 2001
/s/ JEAN REICZYK                         executive officer) and Director
------------------------------------
Jean Reiczyk


/s/ TIMOTHY PETRY                        Chief Financial Officer (principal                  October 29, 2001
------------------------------------     financial and accounting officer) and
Timothy Petry                            Director


/s/ DONALD MAGGI                         Director                                            October 29, 2001
------------------------------------
Donald Maggi

/s/ THOMAS SWEENEY                       Director                                            October 29, 2001
------------------------------------
Thomas Sweeney


------------------------------------     Director
Robert S. Kocol


------------------------------------     Director
Daniel Coetsier

                                                                     EXHIBIT 5.1

                [LETTERHEAD OF PRYOR CASHMAN SHERMAN & FLYNN LLP]



                                             October 29, 2001



Front Porch Digital Inc.
1810 Chapel Ave. West
Suite 130
Cherry Hill, New Jersey 08002


                  Re: DISTRIBUTION OF UP TO 150,000 SHARES OF COMMON STOCK OF FRONT PORCH DIGITAL INC. PURSUANT TO THE 2000 EQUITY INCENTIVE PLAN

Ladies and Gentlemen:

         We have acted as legal counsel for Front Porch Digital Inc., a Nevada corporation (the "Company"), in connection with the offer to certain selected employees, directors and officers of the Company of a total of up to 150,000 shares (the "Shares") of the Company's common stock, $.001 par value per share (the "Common Stock"), issuable pursuant to the Company's 2000 Equity Incentive Plan (the "Plan"). We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purposes of giving the opinion hereinafter set forth, including the examination of executed or conformed counterparts, or copies certified or otherwise proved to our satisfaction, of the following:

                  (i) the Certificate of Incorporation of the Company as filed with the Secretary of State of Nevada on April 27, 1995, as amended;

                  (ii)   the Bylaws of the Company dated May 5, 1995;

                  (iii) the Company's Registration Statement on Form S-8 covering the Shares ("Registration Statement");

                  (iv)   the Plan; and

                  (v) such other documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for the purpose of this opinion.

Front Porch Digital Inc.
October 29, 2001
Page 2





         We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.

         Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the shares of Common Stock covered by the Registration Statement have been duly authorized and when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/PRYOR CASHMAN SHERMAN & FLYNN LLP

                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Front Porch Digital Inc. 2000 Equity Incentive Plan of our report dated February 28, 2001, with respect to the financial statements of Front Porch Digital Inc. included in its Annual Report (Form 10-KSB) for the period from February 1, 2000 (commencement of operations) to December 31, 2000, filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
October 29, 2001